Exhibit 23

 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in Registration Statement No. 333-63912 of Jack Henry & Associates, Inc. on Form S-8 of our report dated June 17, 2002, appearing in this Annual Report on Form 11-K of Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan for the year ended December 31, 2001.



 /s/ DELOITTE & TOUCHE LLP



 St. Louis, Missouri
 June 27, 2002